UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: June 11, 2008
(Date of earliest event reported)

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)
Commission file number 000-04065

Ohio	13-1955943
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

37 West Broad Street	43215
Columbus, Ohio	(Zip Code)
(Address of principal executive offices)
614-224-7141
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-2.1
EX-99.1

Item 2.01 Completion of Acquisition or Disposition of Assets
     On June 11, 2008, Lancaster Colony Corporation (the “Company”) announced on Form 8-K under Item 8.01 that the Company completed the sale of effectively all the operating assets of its automotive accessory operations located in Des Moines, Iowa to certain members of the local management group for approximately $27.5 million in cash, subject to customary post-closing adjustments. This sale price was determined through arms-length negotiation.
     A copy of the Asset Purchase Agreement for this sale, which was entered into on June 10, 2008 by and among MBR, Inc., RBM, LLC, Dee Zee, Inc. and the Company, is attached as Exhibit 2.1.
Item 9.01 Financial Statements and Exhibits
(b)	Pro Forma Financial Information

The Company’s Unaudited Pro Forma Financial Information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d)	Exhibits:
2.1	Asset Purchase Agreement, dated as of June 10, 2008, By and Among MBR, Inc., RBM, LLC, Dee Zee, Inc. and Lancaster Colony Corporation

99.1	The Company’s Unaudited Pro Forma Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation
(Registrant)

Date: June 17, 2008	By:	/s/ John L. Boylan

John L. Boylan Treasurer, Vice President, Assistant Secretary, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description	Located at

2.1	Asset Purchase Agreement, dated as of June 10, 2008, By and Among MBR, Inc., RBM, LLC, Dee Zee, Inc. and Lancaster Colony Corporation	Filed herewith

99.1	The Company’s Unaudited Pro Forma Financial Information	Filed herewith